Exhibit 99.1

Paltalk, Inc. Completes Acquisition of Newtek Technology Solutions, Inc.

Paltalk to expand technology-focused service offerings in the cloud infrastructure and cybersecurity sectors

Completed divestiture of “Paltalk”, “Camfrog” and “Vumber” applications

Paltalk will operate under the name “Intelligent Protection Management Corp.” and trade under ticker “IPM” beginning on January 6, 2025

Jericho, NY – January 2, 2025 (GLOBE NEWSWIRE) -- via NewMediaWire – Paltalk, Inc. (“PALT,” the “Company,” “we,” our,” or “us”) (NASDAQ: PALT), a communications software innovator that powered multimedia social applications, today announced the completion of its previously announced acquisition of Newtek Technology Solutions, Inc. (“NTS” and such transaction, the “Acquisition”), from NewtekOne, Inc. In connection with the closing of the Acquisition, the Company also completed the sale of its “Paltalk”, “Camfrog” and “Vumber” applications and certain assets and liabilities related to such applications to Meteor Mobile Holdings, Inc. (the “Divestiture”). The Acquisition and the Divestiture were approved by the Company’s stockholders at a special meeting held on December 30, 2024.

The Company’s business will be focused on providing server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions. The Company will operate under the name “Intelligent Protection Management Corp.” The Company’s common stock will commence trading under the ticker symbol “IPM” on The Nasdaq Capital Market on January 6, 2025. As a result of the Divestiture, the Company will no longer provide video-based, live streaming, virtual camera and telecommunications software to consumers.

Jason Katz, Paltalk’s Chairman and Chief Executive Officer, commented: “Today marks a transformational milestone for the Company. With the Acquisition of NTS now complete, we expect that NTS will have an immediate and meaningful impact on our revenue, since NTS’s revenue in 2023 was approximately three times greater than Paltalk’s 2023 revenue. We look forward to entering the cloud infrastructure and cybersecurity sectors and serving our new customers, including NewtekOne. Our strategic focus on technology and our experienced management team form the foundation for us to achieve greater scale and reach to deliver the best service to our customers and value to our stockholders.”

Mr. Katz continued, “I would like to welcome the NTS employees to our team. Together, I am confident we can continue to optimize our strategies and cross-selling efforts of our products to offer effective technology solutions to our customers and position our Company for long-term success.”

Advisors

Haynes and Boone, LLP served as legal counsel to Paltalk, Inc. Sullivan & Cromwell LLP served as legal counsel to NewtekOne, Inc.

About Paltalk, Inc. (Nasdaq: PALT)

Paltalk, Inc. (now known as Intelligent Protection Management Corp.) is a communications software innovator that powered multimedia social applications. The Company has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: http://www.ipm.com.

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About Newtek Technology Solutions, Inc.

NTS provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services including consulting and implementing technology solutions for enterprise and commercial clients across the U.S. as well as small-and-medium sized businesses. NTS’s management team has expertise and experience leveraging a broad range of technology solutions and services that enable businesses to operate more efficiently and securely.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this press release may include, but are not limited to, statements relating to (i) estimates of future synergies, savings and efficiencies as a result of the Acquisition, (ii) expectations regarding the Company’s ability to effectively integrate assets it acquired as a result of the Acquisition and (iii) expectations of future plans, priorities, focus and benefits of the Acquisition. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the Company to realize successfully any anticipated synergy benefits of the Acquisition, the inability of the Company to integrate successfully NTS’s operations, fluctuations and volatility in the Company’s stock price, the ability of the Company to successfully execute strategic plans, the ability of the Company to maintain customer and partner relationships and the timing and market acceptance of new service offerings. More information about factors that could cause actual results to materially differ from those described in the forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof.

Investor Contacts:

IR@paltalk.com

Clearthink

nyc@clearthink.capital

(917) 658-7878